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Exhibit 2.

 Shares Bought Under Normal Course Issuer Bid

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


                                                                 Cumulative     # Shares        Cumulative            Cost per
                                                                 Cost of All   Purchased          Shares             Share This
                                             Cost This              Shares       This              Purch-            Purchase/
                                             Purchase             Purchased      Month              ased             This Month
                                   ---------------------------------------------------------------------------------------------
Jan 10/01                                     $19,545               $19,545      1,500                1,500             $ 13.03
Jan 17/01                                     $62,520               $82,065      4,800                6,300             $ 13.03
Jan 18/01                                     $37,347              $119,412      2,900                9,200             $ 12.88
Jan 23/01                                     $13,430              $132,842      1,000               10,200             $ 13.43
Jan 25/01                                      $7,812              $140,654        600               10,800             $ 13.02
Jan 26/01                                     $57,112              $197,766      4,400               15,200             $ 12.98
                                                      ----------------------                ----------------
------------------------------------------------------                      ----------------                --------------------
Totals For Jan 2001                          $197,766                           15,200                                   $13.01
------------------------------------------------------                      ----------------                --------------------

                                                      ----------------------                ----------------
Feb 2/01                                      $50,398              $248,164      4,100               19,300             $ 12.29
Feb 5/01                                      $50,120              $298,284      4,000               23,300             $ 12.53
Feb 6/01                                      $25,060              $323,344      2,000               25,300             $ 12.53
Feb 7/01                                      $68,027              $391,371      5,900               31,200             $ 11.53
Feb 27/01                                      $9,430              $400,801      1,000               32,200              $ 9.43
Feb 28/01                                      $9,430              $410,231      1,000               33,200              $ 9.43
                                                      ----------------------                ----------------
------------------------------------------------------                      ----------------                --------------------
Totals For Feb 2001                          $212,465                           18,000                                   $11.80
------------------------------------------------------                      ----------------                --------------------

                                                      ----------------------                ----------------
Mar 2/01                                      $11,154              $421,385      1,300               34,500              $ 8.58
Mar 8/01                                      $26,684              $448,069      2,800               37,300              $ 9.53
Mar 14/01                                      $8,530              $456,599      1,000               38,300              $ 8.53
Mar 16/01                                     $18,825              $475,424      2,500               40,800              $ 7.53
                                                      ----------------------                ----------------
------------------------------------------------------                      ----------------                --------------------
Totals For March 2001                         $65,193                            7,600                                    $8.58
------------------------------------------------------                      ----------------                --------------------

                                                      ----------------------                ----------------
Apr 10/01                                      $7,733              $483,157      1,100               41,900              $ 7.03
                                                      ----------------------                ----------------
------------------------------------------------------                      ----------------                --------------------
Totals For April 2001                          $7,733                            1,100                                    $7.03
------------------------------------------------------                      ----------------                --------------------

                                                      ----------------------                ----------------
July 19/01                                    $45,124              $528,281      5,800               47,700              $ 7.78
July 23/01                                   $139,292              $667,573     17,900               65,600              $ 7.78
July 25/01                                    $58,350              $725,923      7,500               73,100              $ 7.78
                                                      ----------------------                ----------------
------------------------------------------------------                      ----------------                --------------------
Totals For July 2001                         $242,766                           31,200                                    $7.78
------------------------------------------------------                      ----------------                --------------------

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